UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2006

PHOENIX INDIA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51854	20-3195916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Madison Avenue, 12th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 371-1302

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 5, 2006, the initial public offering (“IPO”) of 7,079,687 Units (“Units”) of Phoenix India Acquisition Corp. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement to an entity owned by management of 93,750 units. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrants”), each to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $57,387,496. Audited financial statements as of April 5, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
10.3	Investment Management Trust Agreement, dated March 30, 2006, between the Company and American Stock Transfer & Trust Company
99.1	Audited Financial Statements
99.2	Press release dated April 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INDIA ACQUISITION CORP.

Dated: April 10, 2006	By:	/s/ Ramesh Akella

Name: Ramesh Akella Title: President and Chief Strategy Officer